SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HALLMARK FINANCIAL SERVICES, INC.
(Name of the Registrant as Specified In Its Charter)

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HALLMARK FINANCIAL SERVICES, INC.
777 Main Street, Suite 1000
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2008

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) will be held at the Hilton Fort Worth Hotel, Chrystal C Ballroom, 815 Main Street, Fort Worth, Texas, at 10:00 a.m., Central Daylight Time, on Thursday, May 22, 2008, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To approve an amendment to the Company's 2005 Long Term Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder from 833,333 shares to 1,500,000 shares; and

3.	To transact such other business that may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 10, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders of the Company are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CECIL R. WISE
Cecil R. Wise, Secretary

Dated: April 21, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

HALLMARK FINANCIAL SERVICES, INC.
777 Main Street, Suite 1000
Fort Worth, Texas 76102

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2008

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), to be voted at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 22, 2008, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), and at any adjournment thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of each of the nominees for director and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

Submitting a proxy will not affect a shareholder's right to vote in person at the Annual Meeting. Any shareholder who gives a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed on a later date, or by making a written request in person at the Annual Meeting that the proxy be returned. However, mere attendance at the Annual Meeting will not revoke the proxy.

All expenses of preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or in person. Such officers and employees who solicit proxies will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares they hold, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in forwarding these materials.

The principal executive offices of the Company are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102. The Company's mailing address is the same as that of its principal executive offices.

This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about April 21, 2008. A copy of the Company's Annual Report for the fiscal year ended December 31, 2007, is enclosed herewith. Such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

PURPOSES OF THE MEETING

At the Annual Meeting, the shareholders of the Company will consider and vote on the following matters:

1. Election of four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. Approval of an amendment to the Company's 2005 Long Term Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder from 833,333 shares to 1,500,000 shares; and

3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 10, 2008 (the “Record Date”). On the Record Date, there were 20,801,587 shares of common stock of the Company, par value $0.18 per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock actually voted will be required for the approval of all other matters to come before the Annual Meeting.

Abstentions and broker non-votes will be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. Pursuant to the Bylaws of the Company, abstentions and broker non-votes will not be counted in determining the number of shares voted on any matter. Therefore, abstentions and broker non-votes will have no effect on the election of directors or the approval of any other proposal submitted to a vote of the shareholders at the Annual Meeting.

ELECTION OF DIRECTORS
(Item 1)

At the Annual Meeting, four directors will be elected for a term expiring at the 2009 annual meeting of the Company's shareholders or when their successors are elected and qualify. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

The Board has proposed the following slate of nominees for election as directors at the Annual Meeting. None of the nominees was selected on the basis of any special arrangement or understanding with any other person. None of the nominees bears any family relationship to any other nominee or to any executive officer of the Company. The Board has determined that all of its nominees other than Mark E. Schwarz meet the current independence requirements of The Nasdaq Stock Market (“Nasdaq”).

In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of each nominee named below. Each nominee has accepted nomination and agreed to serve if elected. If any nominee becomes unable to serve before election, shares represented by proxy may be voted for the election of a substitute nominee designated by the Board.

The Board recommends a vote FOR election of each nominee below.

Name	Age	Director Since	Current Position(s) with the Company
Mark E. Schwarz	47	2001	Director and Executive Chairman
Scott T. Berlin	38	2001	Director
James H. Graves	59	1995	Director
George R. Manser	76	1995	Director

Mark E. Schwarz was elected Executive Chairman of the Company in August, 2006. He served as Chief Executive Officer of the Company from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006. Since 1993, Mr. Schwarz has served, directly or indirectly through entities he controls, as the sole general partner of Newcastle Partners, L.P., a private investment firm. Since 2000, he has also served as the President and sole Managing Member of Newcastle Capital Group, L.L.C., the general partner of Newcastle Capital Management, L.P., a private investment management firm. From 1995 until 1999, Mr. Schwarz was also a Vice President of Sandera Capital Management, L.L.C. and, from 1993 until 1996, was a securities analyst and portfolio manager for SCM Advisors, L.L.C., both of which were private investment management firms associated with the Lamar Hunt family. Mr. Schwarz presently serves as Chairman of the boards of directors of Pizza Inn, Inc., an operator and franchisor of pizza restaurants; Bell Industries, Inc., a company primarily engaged in providing computer systems integration services; and New Century Equity Holdings Corp., a company in transition that is currently seeking potential merger and acquisition candidates. Mr. Schwarz is also a director of MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records; Nashua Corporation, a manufacturer of specialty papers, labels and printing supplies; and SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications.

Scott T. Berlin is a Managing Director and principal of Brown, Gibbons, Lang & Company, an investment banking firm serving middle market companies. His professional activities are focused on the corporate finance and mergers/acquisitions practice. Prior to joining Brown, Gibbons, Lang & Company in 1997, Mr. Berlin was a lending officer in the Middle Market Group at The Northern Company.

James H. Graves is a Partner of Erwin, Graves & Associates, LP, a management consulting firm founded in 2002. He is also a Managing Director of Detwiler, Mitchell & Co., a securities brokerage and research firm. Previously, Mr. Graves was a Managing Director of UBS Warburg, Inc., an international financial services firm which provides investment banking, underwriting and brokerage services. He was a Managing Director of Paine Webber Group Inc. prior to its acquisition by UBS Warburg in November, 2000, and was Chief Operating Officer and Head of Equity Capital Markets of J.C. Bradford & Co. at the time of its acquisition by Paine Webber Group Inc. in June, 2000. Mr. Graves had earlier served as Managing Director of J.C. Bradford & Co. and co-manager of its Corporate Finance Department. Prior to its acquisition by Paine Webber Group Inc., J.C. Bradford & Co. provided investment advisory services to the Company. Prior to joining J.C. Bradford & Co. in 1991, Mr. Graves had for 11 years been employed by Dean Witter Reynolds, where he completed his tenure as the head of the Special Industries Group in New York City. Mr. Graves also serves as a director of Cash America International, Inc., a company operating pawn shops and jewelry stores; and BankCap Partners, LP, a private equity fund.

George R. Manser is Chairman of Concorde Holding Co. and CAH, Inc. LLC, each a private investment management company. From 1991 to 2003, Mr. Manser served as a director of State Auto Financial Corp., an insurance holding company engaged primarily in the property and casualty insurance business. Prior to his retirement in 2000, Mr. Manser also served as Chairman of Uniglobe Travel (Capital Cities), Inc., a franchisor of travel agencies; as a director of CheckFree Corporation, a provider of financial electronic commerce services, software and related products; and as an advisory director of J.C. Bradford & Co. From 1995 to 1999, Mr. Manser served as the Director of Corporate Finance of Uniglobe Travel USA, L.L.C., a franchisor of travel agencies, and also served as a director of Cardinal Health, Inc. and AmerLink Corp. From 1984 to 1994, he also served as a director and Chairman of North American National Corporation and various of its insurance subsidiaries.

AMENDMENT OF 2005 LONG TERM INCENTIVE PLAN

(Item 2)

The Board proposes and recommends that the Company's 2005 Long Term Incentive Plan (the "2005 LTIP") be amended to increase the maximum aggregate number of shares of Common Stock which may be issued thereunder from 833,333 shares to 1,500,000 shares. The 2005 LTIP was adopted by the Board on April 7, 2005, and was approved by the shareholders on May 26, 2005. Stock options to purchase an aggregate of 717,499 shares of Common Stock originally reserved for issuance under the 2005 LTIP have been granted.

On April 10, 2008, the Board adopted an amendment to the 2005 LTIP increasing the maximum number of shares of Common Stock available for issuance by 666,667 shares. The amendment is subject to shareholder approval and will not be effective unless shareholder approval is obtained. At the Annual Meeting, the proposed amendment to the 2005 LTIP will be submitted to the shareholders for approval. In order to approve the amendment of the 2005 LTIP, the number of votes cast in favor of the amendment must exceed the number of votes cast in opposition to the amendment. Abstentions and broker non-votes will not be counted as votes cast in favor of or in opposition to the approval of the amendment to the 2005 LTIP. Shares represented by proxies will be voted for the approval of the amendment to the 2005 LTIP unless authority to do so is withheld.

The Board recommends a vote FOR the approval of the amendment to the 2005 LTIP.

Description of the 2005 LTIP

The description of the 2005 LTIP set forth below is a summary of its principal features. This summary, however, does not purport to be a complete description of all of the provisions of the 2005 LTIP and is qualified in its entirety by reference to the full text of the 2005 LTIP, a copy of which may be obtained, without cost, upon written request addressed to the Secretary at the principal executive offices of the Company.

Administration. The 2005 LTIP is administered by the Compensation Committee of the Board. The Compensation Committee has the authority to grant awards under the 2005 LTIP and to determine the terms and conditions of such awards.

Shares Available. The maximum aggregate number of shares of Common Stock with respect to which options and restricted shares, and rights granted without accompanying options, may be granted from time to time under the 2005 LTIP is presently 833,333 shares. Shares with respect to which awards are granted may be, in whole or in part, authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired and held in treasury, as the Board from time to time determines. If for any reason (other than the surrender of options or Deemed Options, as defined below, upon exercise of rights) any shares as to which an option has been granted cease to be subject to purchase under the option, or any restricted shares are forfeited, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or which relate to such restricted shares, will become available for subsequent awards under the 2005 LTIP.

Eligibility. Awards under the 2005 LTIP are granted only to persons who are employed by the Company or who are non-employee directors. In determining the employees to whom awards are granted, the number of shares of Common Stock with respect to which each award is granted and the terms and conditions of each award, the Compensation Committee takes into account, among other things, the nature of the employee’s duties and his or her present and potential contributions to the Company’s growth and success.

Types of Awards. The following types of awards may be granted under the 2005 LTIP:

•	incentive stock options under Section 422 of the Internal Revenue Code (“IRC”);

•	non-qualified stock options, which are stock options other than incentive stock options;

•	restricted shares; and

•	rights, either with or without accompanying options.

Awards may be granted on the terms and conditions discussed below. In addition, the Compensation Committee may impose on any award or the exercise thereof such additional terms and conditions as they determine, including performance conditions, terms requiring forfeiture of awards in the event of termination of employment and terms permitting an award holder to make elections relating to his or her award. The Compensation Committee retains full power and discretion to accelerate or waive any term or condition of an award that is not mandatory under the 2005 LTIP. The term of each award is for such period as may be determined by the Compensation Committee, but not to exceed ten years.

Unless permitted by the Compensation Committee pursuant to the express terms of an award agreement, awards are generally not transferable other than by will or the laws of descent and distribution. The Compensation Committee may allow for the transfer of awards prior to an award holder’s death pursuant to a qualified domestic relations order and to certain immediate family members or entities related to an immediate family member even in the absence of a qualified domestic relations order.

Prohibition on Repricing. No award may be repriced, replaced, regranted through cancellation or modified without shareholder approval, except in connection with a change in capitalization of the Company, if the effect would be to reduce the exercise price for shares of Common Stock underlying the award.

Terms and Conditions of Stock Options. The 2005 LTIP authorizes grants of incentive stock options and non-qualified stock options to eligible persons. The exercise price of each stock option granted under the 2005 LTIP may vary, but must not be less than the fair market value of the shares as of the grant date. Options may not be exercised as to less than 100 shares of Common Stock (or less than the number of full shares of Common Stock, if less than 100 shares). The Compensation Committee may determine the methods and form of payment for the exercise price of a stock option. Unless otherwise provided, all options become 100% vested when the grantee retires at or after retirement age, the grantee dies or becomes totally permanently disabled, or a change in control occurs. Prior to 100% vesting, options become exercisable in cumulative installments and upon events as determined by the Compensation Committee.

Terms and Conditions of Restricted Shares. The 2005 LTIP authorizes grants of restricted shares. Restricted shares are shares of Common Stock subject to a restricted period of up to ten years, as determined by the Compensation Committee. Except to the extent set forth in a particular award, a person granted restricted shares will generally have all of the rights of a shareholder, including the right to vote the restricted shares. However, during any period that restricted shares are subject to restrictions imposed by the Compensation Committee, the restricted shares may not be transferred or encumbered by an award holder. Upon termination of employment during the restricted period, restricted shares will be forfeited and reacquired by the Company. The Compensation Committee may determine the time or times at which, and the circumstances under which, any restrictions imposed on restricted shares will lapse and may shorten or waive a restricted period.

Terms and Conditions of Rights. The 2005 LTIP authorizes awards of primary rights with or without accompanying options or additional rights with accompanying options. A primary right granted without a corresponding option is deemed to have been accompanied by a “Deemed Option.” A Deemed Option serves only to establish the terms and conditions of the primary right, has no value, and cannot be exercised to obtain shares of Common Stock.

A right granted in connection with an option must be granted at the time the option is granted. Each right is subject to the same terms and conditions as the related option or Deemed Option, and is exercisable only to the extent the option or Deemed Option is exercisable. At the time of grant of a primary right not granted in connection with an option, the Compensation Committee will set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option will include all terms and conditions that at the time of grant are required and, in the discretion of the Compensation Committee, may include any additional terms and conditions that at such time are permitted to be included in options granted under the 2005 LTIP.

A primary right entitles the holder to surrender unexercised the related option or Deemed Option (or any portion thereof) and to receive in exchange for each surrendered option, Deemed Option or portion thereof, subject to the provisions of the 2005 LTIP and regulations established by the Compensation Committee, a payment having an aggregate value equal to the excess of the fair market value per share of the Common Stock on the exercise date over the per share exercise price of the option or Deemed Option. Upon exercise of a primary right, payment may be made in the form of cash, shares of Common Stock, or a combination of both, as elected by the holder. Shares of Common Stock paid upon exercise of a primary right will be valued at the fair market value per share of the Common Stock on the exercise date. Cash will be paid in lieu of any fractional share based upon the fair market value per share of the Common Stock on the exercise date. Generally, no payment will be required from the holder upon exercise of a primary right. An additional right entitles the holder to receive, upon the exercise of a related option, a cash payment equal to a percentage of the product determined by multiplying the excess of the fair market value per share of the Common Stock on the date of exercise of the related option over the option price per share at which such option is exercisable, by the number of shares with respect to which the related option is being exercised.

Amendment and Termination. The Board has the right to amend, suspend or terminate the 2005 LTIP at any time, except that an amendment is subject to shareholder approval if such approval is required to comply with the IRC, the rules of any securities exchange or market system on which the Company’s securities are listed or admitted to trading at the time such amendment is adopted, or any other applicable laws. The Board may delegate to the Compensation Committee all or any portion of such authority. If the 2005 LTIP is terminated, the terms of the 2005 LTIP will, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 2005 LTIP may, without the consent of the grantee to whom an award was granted, adversely affect the rights of such grantee under such award.

Change in Control. Upon the occurrence of a change in control, with respect only to awards held by employees and directors (and their permitted transferees) at the occurrence of the change in control, (1) all outstanding rights and options will immediately become fully vested and exercisable in full, including that portion of any right or option that had not yet become exercisable; and (2) the restriction period of any restricted shares will immediately be accelerated and the restrictions will expire. A holder will not forfeit the right to exercise the award during the remainder of the original term of the award because of a change in control or because the holder’s employment is terminated for any reason following a change in control.

Section 16(b) Liability. The Company intends that the grant of any awards to or other transaction by an award recipient who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, will be exempt from liability under Section 16(b) pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such award recipient). Accordingly, if a provision of the 2005 LTIP or any award agreement does not comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, such provision will be deemed amended to the extent necessary to conform to Rule 16b-3 so that the award recipient avoids liability under Section 16(b) of the Exchange Act.

Federal Income Tax Consequences of Awards under the 2005 LTIP

Set forth below is a summary of the federal income tax consequences to award recipients and to the Company as a result of the grant and exercise of awards under the 2005 LTIP. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and IRS rulings in effect on the date hereof. This summary does not discuss any potential foreign, state, or local tax consequences.

Non-Qualified Stock Options and Incentive Stock Options. Option holders will not realize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an option holder will recognize ordinary compensation income (subject to withholding by the Company or a subsidiary) in an amount equal to the excess of the amount of cash and the fair market value of the shares of Common Stock received over the exercise price paid for the shares. An option holder will generally have a tax basis in any shares received upon exercise of a non-qualified stock option that equals the fair market value of such shares on the date of exercise. Subject to the limitations on deductibility discussed below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an option holder under the foregoing rules.

Recipients of incentive stock options will not have taxable income upon the grant or exercise of the incentive stock option. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock received over the exercise price will increase the alternative minimum taxable income of the option holder, which may cause the option holder to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the option holder's regular tax liability in a later year to the extent that the option holder's regular tax liability is in excess of the alternative minimum tax for that year. Upon the disposition of shares of Common Stock acquired upon exercise of an incentive stock option that have been held for at least two years from the date of grant and one year from the date of exercise of the incentive stock option, an option holder will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the option holder for the shares. However, if an option holder disposes of shares that have not been held for the requisite holding period (a “disqualifying disposition”), the option holder will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the shares at the time of exercise of the incentive stock option (or, if less, the amount realized in an arm=s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the option holder for such shares. An option holder will also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the shares on the exercise date.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless an option holder makes a disqualifying disposition of the shares of Common Stock. If an option holder makes a disqualifying disposition, the Company (or a subsidiary) will then, subject to the limitations on deductibility discussed below, be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by an option holder under the rules described in the preceding paragraph.

Under current rulings, if an option holder transfers previously held shares of Common Stock (other than shares acquired by exercise of an incentive stock option that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a non-qualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the non-qualified stock option or incentive stock option exercise price (although an option holder would still recognize ordinary compensation income upon exercise of a non-qualified stock option in the manner described above). Moreover, that number of shares received upon exercise which equals the number of shares of previously held shares of Common Stock surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the option holder, plus the amount of compensation income recognized by the option holder under the rules described above.

Restricted Shares. Generally, a recipient of restricted shares will recognize ordinary compensation income as a result of the receipt of restricted shares in an amount equal to the fair market value of the shares of Common Stock when such shares first cease to be subject to a prohibition on transfer or to a substantial risk of forfeiture. The amount of income realized will be the value of the shares at the date the shares first become transferable or cease to be subject to substantial risk of forfeiture. However, if such a recipient makes a valid election under IRC Section 83(b), the restricted shares will be taxable at the date of receipt of the shares and the recipient will realize ordinary income upon the grant of the restricted shares in an amount equal to the value of the shares without regard to the restrictions on transferability and the risk of forfeiture.

Rights. A holder of a right will not recognize taxable income upon the grant of a right. Upon the exercise of a right, the holder will recognize ordinary compensation income (subject to withholding by the Company or a subsidiary) in an amount equal to the excess of the amount of cash and the fair market value of the shares of Common Stock received over the exercise price (if any). A right holder will generally have a tax basis in any shares received pursuant to the exercise of a right that equals the fair market value of such shares on the date of exercise. Subject to the limitations on deductibility discussed below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a right holder.

An award recipient will be subject to withholding for federal, and any applicable state and local, income taxes at the time the award recipient recognizes income under the rules described above. Subject to the limitations on deductibility discussed below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an award recipient under the foregoing rules.

Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2005 LTIP could also in some circumstances be limited by the golden parachute payment rules of IRC Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, IRC Section 162(m) limits to $1.0 million the deductibility of most compensation paid during a taxable year of the Company to certain executive officers of the Company.

OTHER BUSINESS
(Item 3)

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as they in their discretion may deem appropriate, unless they are directed by the proxy to do otherwise.

BOARD OF DIRECTORS

Board Committees

Standing committees of the Board of the Company include the Audit Committee, the Nomination and Governance Committee, the Compensation Committee and the Stock Option Committee. Messrs. Berlin, Graves and Manser presently serve on each of these standing committees. Mr. Schwarz does not presently serve on any of these standing committees.

Audit Committee. George R. Manser currently serves as chairman of the Audit Committee. The Board has determined that all members of the Audit Committee satisfy the current independence and experience requirements of Nasdaq and the Securities and Exchange Commission (“SEC”). The Board has also determined that Mr. Manser satisfies the requirements for an “audit committee financial expert” under applicable rules of the SEC and has designated Mr. Manser as its “audit committee financial expert.”

The Audit Committee oversees the conduct of the financial reporting processes of the Company, including (i) reviewing with management and the outside auditors the audited financial statements included in the Company’s Annual Report, (ii) reviewing with management and the outside auditors the interim financial results included in the Company’s quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors. (See, Audit Committee Report.) A copy of the Amended and Restated Audit Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Audit Committee held eight meetings during 2007.

Nomination and Governance Committee. Scott T. Berlin currently serves as chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for advising the Board about the appropriate composition of the Board and its committees, identifying and evaluating candidates for Board service, recommending director nominees for election at annual meetings of shareholders or for appointment to fill vacancies, and recommending the directors to serve on each committee of the Board. The Nomination and Governance Committee is also responsible for periodically reviewing and making recommendations to the Board regarding corporate governance policies and responses to shareholder proposals. A copy of the Nomination and Governance Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Nomination and Governance Committee did not meet during 2007.

The Nomination and Governance Committee strives to identify and attract director nominees with a variety of experience who have the business background and personal integrity to represent the interests of all shareholders. Although the Nomination and Governance Committee has not established any specific minimum qualifications that must be met by a director nominee, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the deliberations. The Nomination and Governance Committee evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

The Nomination and Governance Committee will consider candidates for nomination to the Board from any reasonable source, including shareholder recommendations. The Nomination and Governance Committee does not evaluate candidates differently based on the source of the proposal. The Nomination and Governance Committee has not, and has no present intention to, use consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Nomination and Governance Committee by writing to its chairman in care of the Company’s headquarters in Fort Worth, Texas, giving the candidate's name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Nomination and Governance Committee has not implemented any formal procedures for consideration of director nominees submitted by shareholders of the Company. The Nomination and Governance Committee has not received any recommendations of nominees for election to the Board at the Annual Meeting from any person or group beneficially owning more than five percent of the Common Stock of the Company.

Compensation Committee and Stock Option Committee. James H. Graves currently serves as chairman of the Compensation Committee and the Stock Option Committee. The Compensation Committee reviews, evaluates and recommends to the Board compensation policies of the Company with respect to directors, executive officers and senior management. (See, Executive Compensation and Compensation Committee Report.) The Compensation Committee also administers the 2005 LTIP. The Stock Option Committee administers the Company's 1994 Key Employee Long Term Incentive Plan (the “1994 Employee Plan”) and 1994 Non-Employee Director Stock Option Plan (the “1994 Director Plan”), both of which expired during 2004 but have unexpired options outstanding. Neither the Compensation Committee nor the Stock Option Committee has a charter. The Compensation Committee and Stock Option Committee each met five times during 2007.

The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant stock options and other equity awards under the 2005 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Attendance at Meetings

The Board held four meetings during 2007. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served. The Company has no formal policy with respect to the attendance of Board members at the Annual Meeting, but encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended the Company's last annual meeting of shareholders held on May 24, 2007.

Compensation of Directors in 2007 Fiscal Year

The Company’s standard compensation arrangement for each non-employee director is a $12,000 annual retainer plus a fee of $1,500 for each Board meeting attended in person or telephonically and a fee of $750 for each committee meeting attended in person or telephonically. The chairman of the Audit Committee also receives an additional $5,000 annual retainer. No other cash compensation was paid to any non-employee director during 2007.

The Compensation Committee also periodically grants stock options to the directors of the Company. In 2007, all directors of the Company received grants of non-qualified stock options pursuant to the 2005 LTIP which vested in their entirety six months and one day from the date of grant and will expire ten years from the date of grant. The last previous grant of stock options to any director was in 2001.

The following table sets forth information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2007. For information concerning compensation for the sole employee director, Mark E. Schwarz, see Executive Compensation.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)[1]	Total ($)
Scott T. Berlin[2]	27,750	40,658	68,408
James H. Graves[2]	27,750	35,409	63,159
George R. Manser[2]	32,750	35,409	68,159

[1]
Reflects the amount recognized for financial statement purposes in accordance with Financial Accounting Standards Board Statement No. 123R. Assumptions used in calculating this amount are included in Note 12 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.

[2]
During fiscal 2007, each director of the Company was awarded non-qualified options to purchase 10,000 shares of Common Stock. The grant date fair value of each such option award was $3.54 based on the Black-Scholes option pricing model assuming a 5.25 year expected term, a 19.25% expected volatility and 4.5% risk-free interest rate. As of December 31, 2007, Messrs. Berlin, Graves and Manser held aggregate unexercised options to purchase 26,667, 18,333 and 18,333 shares of Common Stock, respectively.

Shareholder Communications

The Board believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board, either generally or in care of the Executive Chairman, will be forwarded to members of the Board without screening. Any shareholder communication to the Board should be addressed in care of the Executive Chairman and transmitted to the Company's headquarters in Fort Worth, Texas. In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified directors. The Executive Chairman will circulate all such correspondence to the appropriate directors.

EXECUTIVE OFFICERS

The following persons are currently the only executive officers of the Company:

Name	Age	Position(s) with the Company
Mark E. Schwarz	47	Executive Chairman and Director

Mark J. Morrison	48	President and Chief Executive Officer

Kevin T. Kasitz	45	Executive Vice President for Commercial Lines, Chief Operating Officer and President of HGA Operating Unit

Brookland F. Davis	44	Executive Vice President for Personal Lines and President of Phoenix Operating Unit

Jeffrey R. Passmore	40	Senior Vice President and Chief Accounting Officer

Donald E. Meyer	52	President of TGA Operating Unit

Curtis R. Donnell	69	President of Aerospace Operating Unit

No executive officer bears any family relationship to any other executive officer or to any director or nominee for director of the Company. No director, nominee for director or executive officer of the Company has been involved in any legal proceedings that would be material to an evaluation of the management of the Company. Information concerning the business experience of Mark E. Schwarz is provided under Election of Directors.

Mark J. Morrison was named President of the Company in April, 2006 and became Chief Executive Officer in August, 2006. He joined the Company in March, 2004, as Executive Vice President and Chief Financial Officer and was appointed to the additional position of Chief Operating Officer in April, 2005. Mr. Morrison has been employed in the property and casualty insurance industry since 1993. Prior to joining the Company, he had since 2001 served as President of Associates Insurance Group, a subsidiary of The Travelers Companies, Inc. From 1996 through 2000, he served as Senior Vice President and Chief Financial Officer of Associates Insurance Group, the insurance division of Associates First Capital Corporation. From 1995 to 1996, Mr. Morrison served as Vice President and Controller of American Eagle Insurance Group, and from 1993 to 1995 was Director of Corporate Accounting for Republic Insurance Group. From 1991 to 1993, he served as Director of Strategic Planning and Analysis at Anthem, Inc. Mr. Morrison began his career as a public accountant with Ernst & Young, LLP from 1982 to 1991, where he completed his tenure as a Senior Manager.

Kevin T. Kasitz was named an Executive Vice President of the Company effective April, 2006, and became Chief Operating Officer in December, 2006. He has served as the President of the HGA Operating Unit, a functional division of the Company handling standard lines commercial insurance, since April, 2003. Prior to joining the Company, Mr. Kasitz had since 1991 been employed by Benfield Blanch Inc., a reinsurance intermediary, where he served as a Senior Vice President in the Program Services division (2000 to 2003) and Alternative Distribution division (1999 to 2000), a Vice President in the Alternative Distribution division (1994 to 1999) and a Manager in the Wholesale Insurance Services division (1991 to 1994). From 1989 to 1991, he was a personal lines underwriter for Continental Insurance Company and from 1986 to 1989 was an internal auditor for National County Mutual Insurance Company, a regional non-standard automobile insurer.

Brookland F. Davis was named an Executive Vice President of the Company in December, 2006, and has served as the President of the Phoenix Operating Unit, a functional division of the Company handling non-standard personal automobile insurance, since January, 2003. Since 2001, Mr. Davis had previously been employed by Bankers Insurance Group, Inc., a property/casualty and life insurance group of companies, where he began as the Chief Accounting Officer and was ultimately promoted to President of their Texas managing general agency and head of their nationwide non-standard personal automobile operations. From 1998 to 2000, he served as Executive Vice President and Chief Financial Officer of Paragon Insurance Holdings, LLC, a multi-state personal lines managing general agency offering non-standard personal automobile and homeowners insurance, which Mr. Davis co-founded. During 1997, Mr. Davis was a Senior Manager with KPMG Peat Marwick focusing on the financial services practice area. From 1993 to 1997, he served as Vice President and Treasurer of Midland Financial Group, Inc., a multi-state property/casualty insurance company focused on non-standard automobile insurance. Mr. Davis began his professional career in 1986 in public accounting with first Coopers & Lybrand and later KPMG Peat Marwick, where he ended his tenure in 1992 as a Supervising Senior Tax Specialist. Mr. Davis is a certified public accountant licensed in Texas and Tennessee.

Jeffrey R. Passmore has served as Senior Vice President and Chief Accounting Officer of the Company since June, 2003, and previously served as Vice President of Business Development for the Company. Prior to joining the Company in November, 2002, Mr. Passmore had since 2000 served as Vice President and Controller of Benfield Blanch, Inc. and its predecessor E.W. Blanch Holdings, Inc., a reinsurance intermediary. From 1998 to 1999, he served E.W. Blanch Holdings, Inc. as Assistant Vice President of Financial Reporting. From 1994 to 1998, he was a senior financial analyst with TIG Holdings, Inc., a property and casualty insurance holding company. Mr. Passmore began his career as an accountant for Gulf Insurance Group from 1990 to 1993. Mr. Passmore is a certified public accountant licensed in Texas.

Donald E. Meyer was named President of the TGA Operating Unit, a functional division of the Company handling primarily excess and surplus lines commercial insurance, after the acquisition of the subsidiaries comprising this operating unit in January, 2006. Mr. Meyer has served as the Vice President of the primary subsidiary within the TGA Operating Unit, TGA Insurance Managers, Inc. (formerly known as Texas General Agency, Inc.), since 1981. He has since 1986 also served as the President of Hallmark Specialty Insurance Company (formerly known as Gulf States Insurance Company), which was also acquired by the Company in January, 2006. Mr. Meyer served on the board of directors of the Texas Surplus Lines Association, an industry trade group, from 2002 through 2004. He had previously served on the board of directors of this organization from 1991 through 1996 and served as its President during 1995 and 1996. In 1999, Mr. Meyer was appointed by the Texas Insurance Commissioner to serve a three year term on the board of directors of the Surplus Lines Stamping Office of Texas, a surplus lines self-regulatory organization, where he served as chairman in 2001.

Curtis R. Donnell was named President of the Aerospace Operating Unit, a functional division of the Company handling general aviation property/casualty insurance, after the acquisition of the subsidiaries comprising this operating unit in January, 2006. Mr. Donnell has served as President and Chief Executive Officer of the primary subsidiary within the Aerospace Operating Unit, Aerospace Insurance Managers, Inc., since founding the company in 1999. From 1992 until 1999, he served as Executive Assistant to the Chairman of Signal Aviation Underwriters. He assisted Ranger Insurance Company with the development of their aviation division, International Aviation Insurance Managers, from 1990 until the division was acquired by Signal Aviation Underwriters in 1992. From 1988 until 1990, he served as an independent business consultant to several private investment interests. From 1983 until 1988, Mr. Donnell served as the Senior Executive Vice President of the Aviation Elite Reinsurance division of Aviation Office of America. He served as President and Chief Executive Officer of Duncanson and Holt/Aerospace Managers Agency, Inc. from 1978 until its acquisition by Aviation Office of America in 1983. From 1973 until 1978, Mr. Donnell was President of CTH Aviation Underwriters. He began specializing in aviation insurance in 1968 as Vice President of Aviation Office of America. Mr. Donnell commenced his insurance career as an underwriter for Hartford Accident and Indemnity Company in 1960.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee. The Company’s Compensation Committee reviews, evaluates and recommends to the Board compensation policies with respect to directors, executive officers and senior management of the Company. The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant stock options and other equity awards under the 2005 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Compensation Objectives and Components. The compensation policies of the Company are intended to reinforce the Company’s annual and long-term performance objectives, reward and encourage quality performance, and assist the Company in attracting, retaining and motivating executive officers and other senior management with exceptional leadership abilities. Consistent with these objectives, the Compensation Committee has established a compensation program consisting primarily of base salary, annual bonus and stock options. These components of compensation are intended to reward performance, responsibility, initiative and teamwork in developing and implementing the Company’s strategic goals.

The Compensation Committee believes that competitive base salaries are a prerequisite to attracting and retaining a qualified and motivated leadership team. Annual bonuses are primarily intended to encourage performance which contributes to achieving annual and other near-term corporate objectives. Stock options are primarily intended to align the financial interests of management and directors with those of other shareholders and thereby provide incentives for achieving long-term growth in the value of the Company. The Compensation Committee strives for an appropriate balance among the elements of compensation but has not established any formula or policy for the allocation of total compensation among the base salary, annual bonus and stock option components. Although the Company endeavors to provide a total compensation package for its executive officers and senior management which is competitive in its segment of the insurance industry, the Compensation Committee has not engaged in any benchmarking of total compensation or any component of compensation.

Determination of Compensation. Base salaries of the Company’s executive officers and senior management are determined based on factors including scope of responsibilities, level of experience, contributions to the achievement of business objectives, leadership skills and overall management effectiveness. Base salaries are generally intended to be competitive with those offered in the markets in which the Company competes for executive talent. However, the overall assessment is primarily subjective, reflecting the level of responsibility and personal performance of the individual executive.

The Compensation Committee approved discretionary annual bonuses for the executive officers (other than Mark E. Schwarz, Donald E. Meyer and Curtis R. Donnell) and certain other senior management of the Company for fiscal 2007 based on an evaluation of the Company’s financial performance and the job performance of each executive officer, including characteristics of cooperation, positive attitude and teamwork in achieving corporate goals. The primary measure of the Company’s financial performance used in determining these discretionary annual bonuses was division and/or consolidated pre-tax income as compared to the annual budget. The Compensation Committee retains and exercises discretion with respect to whether any annual bonus is paid to a particular executive officer and, if so, the ultimate amount of such annual bonus.

The Compensation Committee believes that periodically granting stock options to the executive officers and other senior management promotes the Company’s long-term performance by aligning the officers’ economic interests with shareholder value. Stock options are typically granted on the same date as the Company’s annual meeting of shareholders and are exercisable at the closing market price of the Common Stock on the date of grant. The amount of stock option grants are based on various subjective factors primarily relating to the responsibilities of the officer and his past and expected future contributions to the growth and profitability of the Company. During 2007, each of the executive officers (other than Mark E. Schwarz and Curtis R. Donnell) was granted incentive stock options under the 2005 LTIP which will vest on the first four anniversaries of the date of grant as to 10%, 20%, 30% and 40% of the shares, respectively, and will expire on the tenth anniversary of the date of grant.

Mark E. Schwarz indirectly controls Newcastle Partners, L.P., a private investment firm which is the largest shareholder of the Company. (See, Transactions with Related Persons - Certain Relationships and Principal Shareholders and Stock Ownership of Management.) Although Mr. Schwarz devotes substantial time and attention to his duties as an executive officer, he is not a full-time employee of the Company. Mr. Schwarz declined to participate in either the discretionary annual bonuses or incentive stock option grants provided to other executive officers for fiscal 2007. However, Mr. Schwarz was granted the same non-qualified stock options as the non-employee directors. (See, Board of Directors - Compensation of Directors in 2007 Fiscal Year.)

In connection with the acquisition of the subsidiaries now comprising the TGA Operating Unit and the Aerospace Operating Unit, the Company entered into employment agreements with Donald E. Meyer and Curtis R. Donnell, respectively. Each employment agreement provides for a minimum level of base salary and a guaranteed annual bonus. As a result of these arrangements, neither Mr. Meyer nor Mr. Donnell participated in the discretionary annual bonuses, and Mr. Donnell did not participate in stock option grants, provided to other executive officers for fiscal 2007. (See, Executive Compensation - Employment Agreements.)

Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code generally imposes a $1.0 million per person annual limit on the amount the Company may deduct as compensation expense for its executive officers. The Compensation Committee has not established any policy precluding the payment of compensation in excess of the amount deductible under IRC Section 162(m). However, the compensation of all executive officers was fully deductible during 2007 and the Company does not presently anticipate that the compensation to any of the executive officers for 2008 will exceed this limit on deductibility.

The Company accounts for all equity compensation, including awards under the 2005 LTIP, the 1994 Employee Plan and the 1994 Director Plan, in accordance with Financial Accounting Standards Board Statement No. 123R. Pursuant to these provisions, the fair value of equity compensation granted by the Company is recognized pro rata over the vesting period of the awards.

Employment Agreements

In connection with the acquisitions of the subsidiaries now comprising the Aerospace Operating Unit and the TGA Operating Unit, the Company entered into employment agreements with Curtis R. Donnell and Donald E. Meyer, respectively. The employment agreement with Mr. Donnell became effective as of January 3, 2006, and the employment agreement with Mr. Meyer became effective as of February 1, 2006. Each of these employment agreements is for an initial period of three years and continues thereafter at the will of the parties. Each employment agreement provides for a base salary of at least $200,000 per year, with a guaranteed annual bonus of not less than $50,000 for Mr. Donnell and not less than $102,000 for Mr. Meyer.

Both employment agreements may be terminated by the Company at any time with or without cause. In the event the Company terminates the employment of Mr. Donnell without cause prior to the expiration of the initial three year term, the Company is obligated to continue to pay him an amount equal to his base salary at the time of termination for a period of time equal to the lesser of 12 months or the remainder of the initial term. In the event the Company terminates the employment of Mr. Meyer without cause, the Company is obligated to continue to pay him an amount equal to his base salary at the time of termination for a period of time equal to the sum of three months plus one week for each completed month of service, but not to exceed 12 months. Therefore, if the employment of Mr. Donnell and Mr. Meyer had been terminated on December 31, 2007, they would have been entitled to receive aggregate salary continuation of $200,000 and $138,462, respectively. Mr. Donnell and Mr. Meyer have each agreed not to disclose any of the Company’s confidential information and not to compete with the Company or solicit any of the Company’s employees, agents, suppliers or customers on behalf of a business competitive with his respective operating unit for a period of two years following termination of his employment for any reason.

The Company does not have employment agreements with any of its other executive officers.

Summary Compensation Table

The following table sets forth information concerning the compensation of the executive officers of the Company for the fiscal years ended December 31, 2007 and 2006.

Name and Current Principal Position	Year	Salary ($)	Bonus ($)[1]		Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
Mark E. Schwarz Executive Chairman	2007 2006	195,000 168,059	—		40,658 5,249	10,639 9,530	246,297 182,838

Mark J. Morrison President Chief Executive Officer	2007 2006	350,000 301,315	210,000 190,000	[2] [2]	75,682 28,431	11,011 10,650	646,693 530,396

Kevin T. Kasitz Executive Vice President Chief Operating Officer President of Operating Unit	2007 2006	235,000 197,540	105,000 105,000	[2] [2]	64,752 26,874	13,397 12,711	418,149 342,125

Brookland F. Davis Executive Vice President President of Operating Unit	2007 2006	210,000 181,500	125,000 125,000	2 2	64,752 26,874	15,245 15,172	414,997 348,546

Jeffrey R. Passmore Senior Vice President Chief Accounting Officer	2007 2006	160,000 143,404	62,500 57,500		32,074 10,953	13,172 11,613	267,746 223,470

Donald E. Meyer President of Operating Unit	2007 2006	200,000 207,692	102,000 102,000		3,569 —	11,534 8,857	317,103 318,549

Curtis R. Donnell President of Operating Unit	2007 2006	200,000 200,000	50,000 50,000		— —	6,750 6,600	256,750 256,600

[1]	Bonuses earned for each fiscal year were awarded in the following fiscal year.

[2]
Of the total bonus amount, 75% was paid when awarded and the remaining 25% is payable in two equal annual installments of cash, without interest, on the first and second anniversaries of the initial payment. Receipt of the deferred payments is conditioned upon continued employment with the Company. (See, Executive Compensation - Deferred Compensation.)

[3]
Reflects the amount recognized for financial statement purposes in accordance with Financial Accounting Standards Board Statement No. 123R. Assumptions used in calculating this amount are included in Note 12 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.

[4]	Represents the employee portion of medical coverage paid by the Company and the Company’s matching contributions to employee 401(k) accounts.

Grants of Plan-Based Awards in 2007 Fiscal Year

The following table sets forth information concerning grants of plan-based awards to the executive officers of the Company during the fiscal year ended December 31, 2007, consisting solely of stock options granted under the 2005 LTIP.

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)[1]	Exercise Price Of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)[2]
Mark E. Schwarz	05/24/2007	10,000	12.52	3.54
Mark J. Morrison	05/24/2007	100,000	12.52	4.08
Kevin T. Kasitz	05/24/2007	75,000	12.52	4.08
Brookland F. Davis	05/24/2007	75,000	12.52	4.08
Jeffrey R. Passmore	05/24/2007	50,000	12.52	4.08
Donald E. Meyer	05/24/2007	15,000	12.52	4.08
Curtis R. Donnell	—	—	—	—

[1]
Options awarded May 24, 2007, are to purchase shares of the Company’s Common Stock. Options were granted to Mr. Schwarz in his capacity as a director and became fully vested on November 25, 2007. All options granted to other executive officers vest on the first four anniversaries of the date of grant as to 10%, 20%, 30% and 40% of the shares, respectively, subject to acceleration of vesting upon death, disability, retirement or change in control of the Company. All unexercised options expire ten years from the date of grant, subject to earlier termination due to death, disability or termination of employment.

[2]
The grant date fair value of option awards is estimated using the Black-Scholes option pricing model assuming (a) for the grant to Mr. Schwarz, a 5.25 year expected term, a 19.25% expected volatility and 4.5% risk-free interest rate, and (b) for all other grants a 6.5 year expected term, a 19.44% expected volatility and 4.5% risk-free interest rate.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth information concerning all equity awards to the executive officers of the Company which were outstanding as of December 31, 2007, consisting solely of unexercised stock options granted under the 1994 Employee Plan, the 1994 Director Plan or the 2005 LTIP.

	Number of Securities
	Underlying Unexercised Options			Option Exercise	Option
Name	Exercisable (#)	Unexercisable (#)		Price ($)	Expiration Date
Mark E. Schwarz	4,167 10,000	— —		4.13 12.52	01/01/2011 05/24/2017

Mark J. Morrison	8,333	6,667	[1]	3.90	01/26/2009
	5,000	11,667	[1]	7.14	05/27/2015
	2,083	18,750	[1]	11.34	05/25/2016
	—	100,000	[1]	12.52	05/24/2017

Kevin T. Kasitz	1,667	—		3.90	04/01/2008
	10,000	6,667	[2]	3.42	01/26/2009
	5,000	11,667	[2]	7.14	05/27/2015
	1,667	15,000	[2]	11.34	05/25/2016
	—	75,000	[2]	12.52	05/24/2017

Brookland F. Davis	5,000	6,667	[3]	3.42	01/26/2009
	5,000	11,667	[3]	7.14	05/27/2015
	1,667	15,000	[3]	11.34	05/25/2016
	—	75,000	[3]	12.52	05/24/2017

Jeffrey R. Passmore	1,667	—		3.90	03/27/2008
	2,083	1,667	[4]	3.42	01/26/2009
	2,500	5,833	[4]	7.14	05/27/2015
	833	7,500	[4]	11.34	05/25/2016
	—	50,000	[4]	12.52	05/24/2017

Donald E. Meyer	—	15,000	[5]	12.52	05/24/2017

Curtis R. Donnell	—	—		—	—

[1]
Unexercisable options expiring January 26, 2009, vest on March 25, 2008. Unexercisable options expiring May 27, 2015, vest as to 5,000 and 6,667 shares on May 27, 2008 and 2009, respectively. Unexercisable options expiring May 25, 2016, vest as to 4,167, 6,250 and 8,333 shares on May 25, 2008, 2009 and 2010, respectively. Unexercisable options expiring May 24, 2017, vest as to 10,000, 20,000, 30,000 and 40,000 shares on May 24, 2008, 2009, 2010 and 2011, respectively.

[2]
Unexercisable options expiring January 26, 2009, vest as to 6,667 shares on January 26, 2008. Unexercisable options expiring May 27, 2015, vest as to 5,000 and 6,667 shares on May 27, 2008 and 2009, respectively. Unexercisable options expiring May 25, 2016, vest as to 3,333, 5,000 and 6,667 shares on May 25, 2008, 2009 and 2010, respectively. Unexercisable options expiring May 24, 2017, vest as to 7,500, 15,000, 22,500 and 30,000 shares on May 24, 2008, 2009, 2010 and 2011, respectively.

[3]
Unexercisable options expiring January 26, 2009, vest as to 6,667 shares on January 26, 2008. Unexercisable options expiring May 27, 2015, vest as to 5,000 and 6,667 shares on May 27, 2008 and 2009, respectively. Unexercisable options expiring May 25, 2016, vest as to 3,333, 5,000 and 6,667 shares on May 25, 2008, 2009 and 2010, respectively. Unexercisable options expiring May 24, 2017, vest as to 7,500, 15,000, 22,500 and 30,000 shares on May 24, 2008, 2009, 2010 and 2011, respectively.

[4]
Unexercisable options expiring January 26, 2009, vest as to 1,667 shares on January 26, 2008. Unexercisable options expiring May 27, 2015, vest as to 2,500 and 3,333 shares on May 27, 2008 and 2009, respectively. Unexercisable options expiring May 25, 2016, vest as to 1,667, 2,500 and 3,333 shares on May 25, 2008, 2009 and 2010, respectively. Unexercisable options expiring May 24, 2017, vest as to 5,000, 10,000, 15,000 and 20,000 shares on May 24, 2008, 2009, 2010 and 2011, respectively.

[5]	Unexercisable options expiring May 24, 2017, vest as to 1,500, 3,000, 4,500 and 6,000 shares on May 24, 2008, 2009, 2010 and 2011, respectively.

Option Exercises in 2007 Fiscal Year

None of the executive officers of the Company exercised any stock options, stock appreciation rights or similar instruments during the fiscal year ended December 31, 2007. No restricted stock, restricted stock units or similar instruments held by the executive officers of the Company vested during the fiscal year ended December 31, 2007.

Deferred Compensation

The Company does not maintain any elective deferred compensation plans. However, the discretionary annual bonus earned by certain executive officers for 2004 and subsequent fiscal years has been paid 75% in cash when awarded and the remaining 25% has been deferred by the Company for payment in two equal annual installments of cash, without interest, on the first and second anniversaries of the initial payment. Receipt of the deferred amount is conditioned upon each executive officer’s continued employment with the Company. The following table sets forth information concerning these mandatory cash deferrals of discretionary annual bonuses as of December 31, 2007.

Name	Amount Deferred In Last Fiscal Year ($)[1]	Distributions In Last Fiscal Year ($)	Balance at Last Fiscal Year End ($)
Mark E. Schwarz	—	—	—
Mark J. Morrison	47,500	37,500	66,250
Kevin T. Kasitz	26,250	37,500	45,000
Brookland F. Davis	31,250	37,500	50,000
Jeffrey R. Passmore	—	—	—
Donald E. Meyer	—	—	—
Curtis R. Donnell	—	—	—

[1]
Deferrals in fiscal 2007 were for compensation earned in 2006 and, therefore, are reported as 2006 compensation in the Summary Compensation Table. (See, Executive Compensation - Summary Compensation Table.)

Equity Compensation Plan Information

The following table sets forth information regarding shares of the Common Stock authorized for issuance under the Company’s equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders[1]	831,334	$10.58	115,834

Equity compensation plans not approved by security holders[2]	16,666	$2.25	- 0 -

Total	848,000	$10.41	115,834

[1]
Includes shares of Common Stock authorized for issuance under the 2005 LTIP, as well as shares of Common Stock issuable upon exercise of options outstanding under the 1994 Employee Plan and the 1994 Director Plan, both of which terminated in accordance with their terms in 2004.

[2]
Represents shares of Common Stock issuable upon exercise of non-qualified stock options granted to non-employee directors in lieu of cash compensation for their service on the Board during fiscal 1999. The options became fully exercisable on August 16, 2000, and terminate on March 15, 2010, to the extent not previously exercised.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

James H. Graves (chairman)
Scott T. Berlin
George R. Manser

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Graves, Berlin and Manser comprised the Compensation Committee during fiscal 2007. Messrs. Graves, Berlin and Manser have never been officers or employees of the Company. During fiscal 2007, no executive officer of the Company served on the board of directors or compensation committee of any other entity any of whose executive officers served on the Board or Compensation Committee of the Company.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships

The Executive Chairman of the Company, Mark E. Schwarz, is the managing member of Newcastle Capital Group, L.L.C., which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Partners, L.P., Newcastle Special Opportunity Fund I, L.P., Newcastle Special Opportunity Fund II, L.P. and Newcastle Focus Fund II, L.P. (collectively, the “Newcastle Funds”). As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of Common Stock beneficially owned by NCM and the Newcastle Funds, which are the largest holders of the Common Stock. (See, Principal Shareholders and Stock Ownership of Management.)

Curtis R. Donnell was one of the sellers, and controls the other seller, from whom the Company acquired the subsidiaries now comprising the Aerospace Operating Unit in January, 2006. Donald E. Meyer was one of the sellers, and is related by marriage to the other sellers, from whom the Company acquired the subsidiaries now comprising the TGA Operating Unit in January, 2006. At the time of these transactions, there was no material relationship between any of the sellers and the Company. In connection with the respective acquisitions, the Company entered into employment agreements with Mr. Donnell and Mr. Meyer. (See, Executive Compensation - Employment Agreements.)

Acquisition of Aerospace Operating Unit

In January, 2006, the Company completed the acquisition of Aerospace Holdings, LLC from Donnell Children Revocable Trust and Curtis R. Donnell. Mr. Donnell was the settlor and sole trustee of the Donnell Children Revocable Trust. Aerospace Holdings, LLC and its subsidiaries now comprise the Company’s Aerospace Operating Unit. The Company acquired these subsidiaries for initial consideration of $12.5 million paid in cash at closing. Such initial consideration was allocated $11.9 million to the purchase price and $0.6 million to the sellers’ compliance with certain restrictive covenants, including a covenant not to compete for a period of five years after closing. The Company may also be required to pay additional contingent consideration of up to $2.5 million conditioned on the sellers complying with their restrictive covenants and the Aerospace Operating Unit achieving certain operational objectives related to premium production and loss ratios. The contingent consideration, if any, will be payable in cash on or before March 30, 2009, unless the sellers elect to defer a portion of the payment in order to permit further development of the loss ratios.

Lease with Donnell Investments, L.L.C.

Prior to the Company’s acquisition of the subsidiaries now comprising the Aerospace Operating Unit in January, 2006, the primary such subsidiary entered into an agreement to lease office space from Donnell Investments, L.L.C., an entity wholly owned and controlled by Curtis R. Donnell. The lease pertains to an approximately 8,925 square foot suite in a low-rise office building and expires September 30, 2010. The rent is currently $13,666 per month. The aggregate amount of all scheduled periodic payments under the lease from January 1, 2006, through the termination date is $0.8 million.

Acquisition of TGA Operating Unit

In January, 2006, the Company consummated the acquisition of Texas General Agency, Inc. (“TGA”) and TGA Special Risk, Inc. (“TGASRI”) from Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer (collectively, the “TGA Sellers”). The Company simultaneously consummated the acquisition of Pan American Acceptance Corporation (“PAAC”) from Samuel M. Cangelosi, Donate A. Cangelosi and Carol A. Meyer (collectively, the “PAAC Sellers”). Donald E. Meyer is the brother-in-law of Samuel M. Cangelosi and Donate A. Cangelosi and the husband of Carol A. Meyer. TGA, TGASRI and PAAC now comprise the Company’s TGA Operating Unit. TGA also had a wholly-owned insurance company subsidiary which is now an indirect subsidiary of the Company.

The Company acquired PAAC for consideration of $0.7 million paid in cash at closing. The Company acquired TGA and TGASRI for consideration of $13.1 million paid in cash at closing, plus the delivery of promissory notes in the aggregate principal amount of $23.8 million which have now been fully repaid. Aggregate principal of $14.3 million and $9.5 million on such promissory notes were paid on January 2, 2007 and 2008, respectively. In addition to the purchase price, the Company paid the TGA Sellers $0.8 million at closing and $0.7 million and $0.5 million on January 2, 2007 and 2008, respectively, in consideration of their compliance with certain restrictive covenants, including a covenant not to compete for a period of five years after closing. The Company secured payment of the future installments of both the purchase price and the restrictive covenant consideration by depositing $25.0 million in a trust account for the benefit of the TGA Sellers. The trust account deposit has now been released.

The Company may also be required to pay additional contingent consideration of up to $8.0 million conditioned on the TGA Sellers complying with their restrictive covenants and TGA achieving certain operational objectives related to premium production and loss ratios. The contingent consideration, if any, will be payable in cash on or before March 30, 2009, unless the TGA Sellers elect to defer the payment in order to permit further development of the loss ratios.

Pursuant to the definitive agreements with respect to the acquisitions, prior to closing TGA and PAAC distributed to the TGA Sellers, PAAC Sellers and certain employees aggregate cash of approximately $3.25 million. Prior to closing, TGA also assigned to the TGA Sellers any sliding scale contingent commissions attributable to business produced on or before December 31, 2005, which might subsequently become due to TGA under certain reinsurance agreements.

Donald E. Meyer owned a 33.3% interest in TGA and TGASRI and his wife owned a 33.0% interest in PAAC. All amounts payable to the TGA Sellers and the PAAC Sellers were in proportion to their respective ownership interests.

Policies for Related Party Transactions

The Company’s Code of Ethics prohibits all conflicts of interest, except under guidelines approved by the Board of Directors. This Code of Ethics applies to all directors, officers and employees of the Company and defines a “conflict of interest” as any circumstance in which a person’s private interest interferes in any way with the interests of the Company. In addition, the Company’s Code of Ethics requires that its principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions disclose to the Audit Committee any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. (See, Code of Ethics.) Similarly, the Amended and Restated Audit Committee Charter delegates to the Audit Committee the responsibility and authority to review and approve all related party transactions. (See, Board of Directors - Board Committees.)

At the time the Company acquired the subsidiaries now comprising the Aerospace Operating Unit and the TGA Operating Unit, there was no material relationship between any of the sellers and the Company. Consequently, these transactions were reviewed and approved by the full Board without the participation of any related party. Messrs. Donnell and Meyer subsequently became the Presidents of the Aerospace Operating Unit and TGA Operating Unit, respectively.

CODE OF ETHICS

The Board has adopted a Code of Ethics applicable to all of the Company’s employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on the Company’s website at www.hallmarkgrp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that all such reports were timely filed during and with respect to the fiscal year ended December 31, 2007, except that (a) Kevin Kasitz was late filing one Form 4 reporting a single open market purchase of shares of Common Stock, and (b) Donald E. Meyer was late filing one Form 4 reporting six open market purchases of shares of Common Stock.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by (i) the current executive officers of the Company, (ii) each current director and nominee for director of the Company, (iii) all current executive officers and current directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock. Except as otherwise indicated, (a) the persons identified in the table have sole voting and dispositive power with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) the current directors and executive officers have not pledged any of such shares as security.

Shareholder	No. of Shares Beneficially Owned	Percent of Class Beneficially Owned
Mark E. Schwarz[1]	14,593,612	70.2
Mark J. Morrison[2]	88,730	*
Kevin T. Kasitz[3]	48,926	*
Brookland F. Davis[4]	100,416	*
Jeffrey R. Passmore[5]	18,904	*
Donald E. Meyer[6]	11,033	*
Curtis R. Donnell	10,000	*
Scott T. Berlin[7]	36,667	*
James H. Graves[8]	128,086	*
George R. Manser[9]	66,247	*
All executive officers and current directors, as a group (10 persons)[10]	15,102,621	72.0
Newcastle Capital Management, L.P. [11]	1,515,151	7.3
Newcastle Partners, L.P.[12]	9,738,243	46.9
Newcastle Special Opportunity Fund I, L.P. [12]	1,643,965	7.9
Newcastle Special Opportunity Fund II, L.P. [12]	1,630,865	7.9
HSBC Bank plc[13]	1,500,000	7.2

*	Represents less than 1%.

[1]
Includes 14,167 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable on or within 60 days after the Record Date, 1,515,151 shares beneficially owned by NCM and 13,015,473 shares owned by the Newcastle Funds. (See Transactions with Related Persons - Certain Relationships and Notes 11 and 12, below.)

[2]	Includes 41,250 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[3]	Includes 39,167 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[4]	Includes 22,500 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[5]	Includes 16,250 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[6]	Includes 1,500 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[7]	Includes 26,667 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[8]
Includes 18,333 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date and 66,894 shares owned by a limited partnership indirectly controlled by Mr. Graves.

[9]
Includes 18,333 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date and 5,096 shares held by Mr. Manser's spouse, over which shares Mr. Manser shares voting and dispositive power.

[10]	Includes 198,167 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[11]
NCM has shared voting and dispositive power over such shares pursuant to an account management agreement. Does not include shares owned by Mark E. Schwarz or the Newcastle Funds. (See Transactions with Related Persons - Certain Relationships.)

[12]	Does not include shares owned by Mark E. Schwarz, NCM or the other Newcastle Funds. (See Transactions with Related Persons - Certain Relationships.)

[13]	As reported on Schedule 13G filed with the SEC on March 24, 2008. The address for HSBC Bank plc is 8 Canada Square, London, E14 5HQ.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board in accordance with applicable rules of the SEC and Nasdaq. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.hallmarkgrp.com.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is authorized to retain outside counsel, auditors or other experts for this purpose. Subject to any action that may be taken by the full Board, the Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accountants.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The role of the Audit Committee is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received from the independent registered public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accountants their independence.

Based upon the Audit Committee's review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2007.

Respectfully submitted by the Audit Committee:

George R. Manser (chairman)
Scott T. Berlin
James H. Graves

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2008 fiscal year. KPMG also reported on the Company's consolidated financial statements for the fiscal years ended December 31, 2007 and 2006. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, as well as fees billed for other services rendered by the independent registered public accountants during those periods.

	Fiscal 2007	Fiscal 2006
Audit Fees[1]	$722,672	$712,227
Audit-Related Fees[2]	$10,400	$357,374
Tax Fees	—	—
All Other Fees	—	—

[1]	Reflects fees for services attributable to the indicated fiscal year, a portion of which fees were paid in the subsequent fiscal year.

[2]
Audit-related fees in 2007 pertained to services in connection with the Company’s filing of registration statements on Form S-3 and Form S-8. Audit-related fees in 2006 pertained to services in connection with (a) the Company’s secondary public offering, (b) the post-acquisition audit of TGA for the 2005 fiscal year, (c) the determination of accounting treatment of certain subordinated convertible promissory notes, and (d) the review of work papers for an examination of one of the Company’s insurance company subsidiaries by the Arizona Department of Insurance.

The current policy of the Audit Committee is to review and approve all proposed audit and non-audit services prior to the engagement of independent registered public accountants to perform such services. Therefore, the Audit Committee does not presently have any pre-approval policy or procedures. Review and approval of such services generally occur at the Audit Committee's regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services up to a pre-determined level set by the Audit Committee. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2007 and 2006, all audit and non-audit services performed by the Company’s independent registered public accountants were approved in advance by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any shareholder desiring to submit a proposal for inclusion in the proxy material relating to the 2009 annual meeting of shareholders must do so in writing. The proposal must be received at the Company's principal executive offices by December 23, 2008. In addition, with respect to any matter proposed by a shareholder at the 2009 annual meeting but not included in the Company's proxy materials, the proxy holders designated by the Company may exercise discretionary voting authority if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by March 7, 2009.

By Order of the Board of Directors,

/s/ CECIL R. WISE

Cecil R. Wise, Secretary

April 21, 2008
Fort Worth, Texas

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
HALLMARK FINANCIAL SERVICES, INC.
TO BE HELD MAY 22, 2008

The undersigned hereby appoints Mark E. Schwarz, Mark J. Morrison, Kevin T. Kasitz and Brookland F. Davis, and each of them individually, as the lawful agents and Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Hallmark Financial Services, Inc. held of record by the undersigned as of April 10, 2008, at the Annual Meeting of Shareholders to be held on May 22, 2008, or at any adjournment thereof. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxies may do by virtue hereof.

1. ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority to vote for any nominee, mark the space beside the nominee's name with an "X".

Mark E. Schwarz _____	Scott T. Berlin _____
James H. Graves _____	George R. Manser _____

2. PROPOSAL TO AMEND THE 2005 LONG TERM INCENTIVE PLAN:

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

3. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM 1 AND FOR THE AMENDMENT TO THE 2005 LONG TERM INCENTIVE PLAN AS PROPOSED IN ITEM 2

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: ____________________, 2008	_____________________________________
Signature

_____________________________________
Signature, if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐

Appendix A

HALLMARK FINANCIAL SERVICES, INC.
2005 LONG TERM INCENTIVE PLAN

Section 1 Purpose

HALLMARK FINANCIAL SERVICES, INC. (the "Corporation") establishes this 2005 LONG TERM INCENTIVE PLAN (the "2005 Plan") to:

(a) attract and retain key executive and managerial employees;

(b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

(c) attract and retain well-qualified individuals to serve as members of the Corporation's Board of Directors (the "Board");

(d) provide incentive compensation opportunities that are competitive with those of other corporations; and

(e) further identify the interests of directors and eligible employees with those of the Corporation's other stockholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation's equity and enhancement of long-term stockholder return.

Section 2 Scope

Awards under the 2005 Plan may be granted in the form of (a) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the 2005 Plan to "options" include incentive stock options and non-qualified options), or (c) shares of the Common Stock of the Corporation (the "Common Stock") that are restricted as provided in Section 12 hereof ("restricted shares"). Stock appreciation rights ("rights") may accompany options. Rights may also be granted without accompanying options. The maximum aggregate number of shares of Common Stock with respect to which options and restricted shares, and rights granted without accompanying options, may be granted from time to time under the 2005 Plan shall be 5,000,000 shares (subject to adjustment as described in Section 17 hereof). Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares or authorized and issued shares reacquired and held in the treasury of the Corporation, as the Board shall from time to time determine. If for any reason (other than the surrender of options or Deemed Options (as defined in Section 9(b)) upon exercise of rights as provided in Section 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or which relate to such restricted shares, shall become available for subsequent awards under the 2005 Plan.

Section 3 Effective Date

The 2005 Plan shall become effective on the calendar day immediately following the date the 2005 Plan is approved by the stockholders of the Corporation. If the stockholders of the Corporation approve the 2005 Plan, it shall terminate on the tenth anniversary of its effective date.

Section 4 Administration

(a)  The 2005 Plan shall be administered, construed and interpreted solely by the Compensation Committee, or any successor thereto, of the Board (the "Committee"). The Committee shall consist of two or more directors. Unless otherwise determined by the Board, each member of the Compensation Committee shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) an "outside director" as defined under Section 162(m) of the Code, unless administration of this Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(b) Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee shall have plenary authority in its sole discretion, and subject to the express provisions of the 2005 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option (the "exercise price"), the term of each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; to grant rights without accompanying options; to determine the employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option corresponding thereto; to grant restricted shares and to determine the term of the restricted period and other conditions applicable to such restricted shares, the employees to whom and the time or times at which restricted shares shall be granted and the number of restricted shares to be covered by each grant; to interpret the 2005 Plan; to prescribe, amend and rescind rules and regulations relating to the 2005 Plan; to determine the terms and provisions of the option, right and restricted share agreements entered into in connection with awards under the 2005 Plan; to prepare and distribute in such manner as the Committee determines to be appropriate information concerning the 2005 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan. The Committee may delegate to one (1) or more of its members or to one (1) or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 2005 Plan; provided, however, that the Committee shall not delegate its authority to construe and interpret the 2005 Plan, to determine which employees may participate in the 2005 Plan, or its authority to make grants of options, restricted shares and rights or any authority which pertains to awards granted to persons subject to Section 16(b) of the 1934 Act or Section 162(m) of the Code.

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(c) Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member) and advise the Board of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board, shall not be responsible for any such action or failure to act.

(d) The Corporation shall pay all usual and reasonable expenses of the Committee, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 2005 Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Committee against all loss, cost, expenses or damages occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the 2005 Plan, consistent with the Corporation's articles of incorporation and bylaws.

(e) Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Committee may grant to an employee who has been granted an award under the 2005 Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Committee may deem appropriate and consistent with the provisions of the 2005 Plan.

(f) At any time that a member of the Committee is not a "qualified member," which shall mean a member who is (i) a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and (ii) an "outside director" within the meaning of Treasury regulation §1.162-27, any action of the Committee relating to an award granted or to be granted to an employee who is then subject to Section 16 of the 1934 Act in respect of the Corporation, or relating to an award intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more qualified members, or (B) by the Committee but with each such member who is not a qualified member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more qualified members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-qualified member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons.

3

(g) Notwithstanding the powers of the Committee set forth in this Section 4, no award may be repriced, replaced, regranted through cancellation, or modified without approval of the Corporation's stockholders (except in connection with a change in the Corporation's capitalization as described in Section 17) if the effect would be to reduce the exercise price for the shares of Common Stock underlying such award.

Section 5 Eligibility Factors To Be Considered in Granting Awards

(a) Awards shall be granted only to persons who are employees of the Corporation or one (1) or more of its subsidiaries (as defined below) or directors of the Corporation who are not employees of the Corporation ("non-employee directors"). In determining the individuals to whom awards shall be granted, the number of shares of Common Stock with respect to which each award shall be granted, and the terms and conditions of each award, the Committee shall take into account the nature of the individual's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2005 Plan.

(b) For purposes of the 2005 Plan, the term "subsidiary" means any corporation (other than the Corporation) or other entity of which the Corporation owns, directly or indirectly, a majority of the voting power of the voting equity securities or equity interest.

(c) Unless a different meaning is indicated or required by the context and except in the case of application of Section 10, the term "employee" as used in the Plan shall include a non-employee director of the Corporation, and the term "employed" or "employment" shall include service by a non-employee director as a member of the Board.

Section 6 Option Price; Fair Market Value

The per share exercise price of each option for shares of Common Stock shall be determined by the Committee, but shall not in any event be less than the Fair Market Value per Share on the date the option is granted. For purposes of the 2005 Plan, the term "Fair Market Value per Share" as of any date shall mean for shares of Common Stock with respect to which restricted shares, options and rights shall be granted, the closing price of the Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc Automated Quotation System ("NASDAQ"), or if the Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if the Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board, or if no such market maker is making a market in the Common Stock, the fair value of the Common Stock as determined in good faith by the Board; provided, however, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in Section 17 hereof. The Committee shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided that the employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

4

Section 7 Term of Options

The term of each option granted under the 2005 Plan shall be as the Committee shall determine, but in no event shall any option have a term of more than 10 years from the date of grant, subject to earlier termination as provided in Sections 14 and 15 hereof. If the holder of an incentive stock option owns, at the time the incentive stock option is granted, stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

Section 8 Exercise of Options

(a) Subject to the provisions of the 2005 Plan and unless otherwise provided in the option agreement, an option granted under the 2005 Plan shall become 100% vested at the earliest of (i) the employee's retirement from employment at or after Retirement Age (as defined in Section 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 22 hereof). Prior to becoming 100% vested, each option shall become exercisable in such cumulative installments and upon such events as the Committee may determine in its sole discretion. The Committee may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

(b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at any time as to less than 100 shares (or less than the number of full shares of Common Stock as to which the option is then exercisable, if that number is less than 100 shares).

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(c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Committee, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. An option holder may also make payment at the time of exercise of an option, with the approval of the Committee, by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation, that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes; provided, however, that the right to facilitate an option exercise by the use of a broker transaction shall, for individuals subject to Section 16 of the 1934 Act and members of the Board, be available only to the extent allowed pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

(d) Upon the exercise of an option or portion thereof in accordance with the 2005 Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the Common Stock issued as a result of such exercise.

Section 9 Award and Exercise of Rights

(a) The Committee may grant a right as a primary right or an additional right in the manner set forth in this Section 9. A right granted in connection with an option must be granted at the time the option is granted. Each right shall be subject to the same terms and conditions as the related option or Deemed Option (as described in Section 9(b)) and shall be exercisable only to the extent the option or Deemed Option is exercisable.

(b) The Committee may award a primary right either alone or in connection with any option granted under the 2005 Plan. Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this Section 9 to have been accompanied by an option (a "Deemed Option"). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Committee shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Committee, may include any additional terms and conditions that at such time are permitted, to be included in options granted under the 2005 Plan. A primary right shall entitle the employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the employee determines to surrender) and to receive in exchange, subject to the provisions of the 2005 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by (ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this Section is referred to as the "exercise of a primary right." Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the employee. Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to Section 19 hereof, no payment will be required from the employee upon exercise of a primary right.

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(c) The Committee may award an additional right in connection with any option granted under the 2005 Plan. An additional right shall entitle the employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over (y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than 10% and equal to or less than 100%) as determined by the Committee at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Committee at the time of the grant of such additional right. If the Committee specifies no other percentage factor or formula at the time of grant of such additional right, the percentage factor shall be deemed to be 100%. The Committee at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than 100%.

(d) Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the 2005 Plan.

(e) If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to Section 19 hereof, a payment in the amount prescribed by Section 9(b) or Section 9(c), as the case may be, shall be paid to the employee in cash.

Section 10 Incentive Stock Options

(a) The Committee shall designate the employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the 2005 Plan and shall determine the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to employees of the Corporation or of its corporate subsidiaries, and non-employee directors shall not be eligible to receive awards of incentive stock options. In no event shall the aggregate Fair Market Value Per Share of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

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(b) The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Committee; provided, however, that in no event shall such price be less than 100% of the Fair Market Value Per Share as of the date of grant (or 110% of such Fair Market Value Per Share if the holder of the incentive stock option owns stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary).

(c) Except as provided in Sections 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then an employee of the Corporation or one of its subsidiaries. For this purpose, "subsidiary" shall include an entity that becomes a subsidiary after the grant of an incentive stock option and which subsequently employs the grantee as long as the grantee was, from the date of grant of the incentive stock option until the date of transfer to the new subsidiary, an employee of either the Corporation or a subsidiary of the Corporation.

(d) In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation shall amend the provisions of the 2005 Plan, and the Corporation and the employees holding such incentive stock options shall agree to amend outstanding option agreements to conform to such amendments.

Section 11 Transferability of Awards

(a) The Committee may, in its discretion, permit a holder of an award, other than an incentive stock option, to transfer all or any portion of the award, or authorize all or a portion of such award granted to be on terms which permit transfer by such holder; provided that, in either case, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the original holder of the award (the "original holder"), any person sharing the original holder's household (other than a tenant or employee of the Corporation), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the original holder) control the management of assets, or any other entity in which these persons (or the original holder) own more than fifty percent of the voting interests (collectively, "permitted transferees"); provided further that, (i) there may be no consideration for any such transfer and (ii) subsequent transfers of awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder and transfers to other permitted transferees of the original holder.

(b) An award may, in the Committee's discretion, be transferred to a permitted transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction only upon delivery to the Corporation of written notice of such transfer and a certified copy of such order.

(c) Notwithstanding anything to the contrary in this Section 11, an incentive stock option shall not be transferable other than by will or the laws of descent and distribution. Except as expressly permitted by Section 11(a) and Section 11(b), awards shall not be transferable other than by will or the laws of descent and distribution.

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(d) Following the transfer of any award as contemplated by this Section 11, such award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the provisions of the award relating to exercisability shall continue to be applied with respect to the original holder and, following the occurrence of any such events described therein, the award shall be exercisable by the permitted transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased award holder, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(e) Any award holder desiring to transfer an award as permitted under this Section 11 shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if it may not be made in compliance with all applicable federal, state and foreign securities laws.

(f) To the extent the issuance to any permitted transferee of any shares of Common Stock issuable pursuant to awards transferred as permitted in this Section 11 is not registered pursuant to an effective registration statement of the Corporation generally covering the shares to be issued pursuant to the 2005 Plan, the Corporation shall not have any obligation to register the issuance of any such shares of Common Stock to any such transferee.

Section 12 Award and Delivery of Restricted Shares

(a) At the time an award of restricted shares is made, the Committee shall establish a period or periods of time (each a "Restricted Period") applicable to such award that shall not be more than 10 years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the earliest of (i) the employee's retirement from employment at or after Retirement Age (as defined in Section 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 22 hereof).

(b) At the time a grant of restricted shares is made to an employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the employee's name but shall be held in custody by the Corporation for such employee's account. The employee shall generally have the rights and privileges of a stockholder as to such restricted shares, including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the employee to such restricted shares shall terminate without further obligation on the part of the Corporation if the employee ceases to be an employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Committee may, in its sole discretion, register in the name of an employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the employee's account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall transfer to the Corporation without further action by the employee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 17 hereof.
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(c) Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee's Beneficiary (as defined below). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the employee or the employee's Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate), and (ii) the fraction of a share to which such employee would otherwise be entitled. Subject to Section 19 hereof, no payment will be required from the employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares. An employee's "Beneficiary" is a person or persons (natural or otherwise) designated by such employee, pursuant to a written instrument executed by such employee and filed with the Committee, to receive any benefits payable hereunder in the event of such employee's death.

Section 13 [DELETED]

Section 14 Termination of Employment

(a) Unless otherwise determined by the Committee, in the event that the employment of an employee to whom an option or right has been granted under the 2005 Plan shall be terminated (except as set forth in Section 15 hereof), such option or right may, subject to the provisions of the 2005 Plan, be exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination or, in the case of a non-employee director who ceases to serve as a member of the Board or an employee whose termination results from retirement from employment at or after the attainment of age 65 (the "Retirement Age"), within five (5) years after such cessation of service or termination, but in no event later than the date on which the option or right expires; provided, however, that, unless otherwise determined by the Committee, any option or right held by an employee whose employment is terminated for cause (as determined by the Board in its sole discretion) or an employee who leaves the employ of the Corporation voluntarily shall, to the extent not theretofore exercised, terminate upon the date of termination of employment; and provided further, that (except as set forth in Section 15 hereof) no incentive stock option may be exercised more than three (3) months after the employee's termination of employment.

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(b) Unless otherwise determined by the Committee, if an employee to whom restricted shares have been granted ceases to be an employee of the Corporation or of a subsidiary prior to the end of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability (as defined in Section 15 hereof), or retirement from employment at or after the Retirement Age, the employee shall immediately forfeit all shares then subject to such Restricted Period.

(c) Awards granted under the 2005 Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or any subsidiary thereof. Any option, right or restricted share agreement, and any rules and regulations relating to the 2005 Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any award agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 2005 Plan or in any award granted pursuant to the 2005 Plan shall confer upon any employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

Section 15 Death or Total and Permanent Disability of Employee

If an employee to whom an option or right has been granted under the 2005 Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option or right may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total and permanent disability), as set forth herein by the employee, legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time within one (1) year after the date of the employee's death or total and permanent disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if an employee who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such employee under the employee's last will, or the executor of such employee's estate, shall only have the right to exercise such option or right, to the extent that the employee was entitled to do so at the termination of employment, during the period ending one (1) year after the date of the employee's termination of employment by reason of total and permanent disability. For purposes hereof, "total and permanent disability" shall have the meaning set forth in the Corporation's long-term disability policy.

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Section 16 [DELETED]

Section 17 Adjustments upon Changes in Capitalization, etc.

Notwithstanding any other provision of the 2005 Plan, the Committee may at any time make or provide for such adjustments to the 2005 Plan, to the number and class of shares available thereunder or to any outstanding options, rights or restricted shares as it shall deem appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect to outstanding options, rights and restricted shares including, in the Committee's discretion, revision of outstanding options, rights and restricted shares so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, or restricted shares shall be eliminated.

Section 18 Termination and Amendment

The Board shall have the right to amend, suspend or terminate the 2005 Plan at any time; provided, however, that an amendment shall be subject to stockholder approval if such approval is required to comply with the Code, the rules of any securities exchange or market system on which securities of the Company are listed or admitted to trading at the time such amendment is adopted or any other applicable laws. The Board may delegate to the Committee all or any portion of its authority under this Section 18. If the 2005 Plan is terminated, the terms of the 2005 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, except in the case of adjustments made pursuant to Section 17 hereof, no suspension, termination, modification or amendment of the 2005 Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

Section 19 Withholding Tax

(a) The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an option or right under the 2005 Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the 2005 Plan, the Corporation shall have the right to require the employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

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(b) Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the employee under Section 83(b) of the Code, or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

Section 20 Written Agreements

Each award of options, rights or restricted shares shall be evidenced by a written agreement, executed by the employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

Section 21 Effect on Other Stock Plans

The adoption of the 2005 Plan shall have no effect on awards made or to be made pursuant to other plans covering employees of the Corporation or its subsidiaries, or any predecessors or successors thereto.

Section 22 Change in Control

(a) For purposes of this 2005 Plan, the phrase "Change in Control" means a change in ownership or control of the Corporation effected through any of the following means:

(i) a merger or consolidation of the Corporation with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation and the holders of voting securities of any other entity, in either case in which the stockholders of the Corporation immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction;

(ii) any merger in which the Corporation is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger;

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation;

(iv) the acquisition, at any time after the date hereof, by any "person" or "group" of "beneficial ownership" (as each such term is used in Regulation 13D promulgated under the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made to the Corporation's stockholders the acceptance of which the Board has not recommended; or

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(v) a change in the composition of the Board such that individuals who on the day immediately following the effective date of the 2005 Plan (the "Determination Date") constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Corporation's stockholders was approved by a vote of at least a majority of the directors then in office who either were directors at the Determination Date or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(b) Upon the occurrence of a Change in Control, with respect only to awards held by individuals who are employees or directors of the Corporation (and their permitted transferees pursuant to Section 11) at the occurrence of the Change in Control, (i) all outstanding rights and options shall immediately become fully vested and exercisable in full, including that portion of any right or option that pursuant to the terms and provisions of the applicable award agreement had not yet become exercisable (the total number of shares of Common Stock to which a right or an option relates is referred to herein as the "Total Shares"); and (ii) the Restricted Period of any restricted shares shall immediately be accelerated and the restrictions shall expire. Nothing in this Section 22(b) shall impose on a holder the obligation to exercise any award immediately before or upon the Change of Control, nor shall the holder forfeit the right to exercise the award during the remainder of the original term of the award because of a Change in Control or because the holder's employment is terminated for any reason following a Change in Control.

(c) The Corporation shall attempt to keep all holders informed with respect to any Change in Control to the same extent that the Corporation informs its stockholders of any such event.

Section 23 Headings

Headings in this 2005 Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

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